UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No.   )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material under Rule 14a-12

                           BUCYRUS INTERNATIONAL, INC.
                (Name of Registrant as Specified In Its Charter)

                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

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      4)    Date Filed:

                               [LOGO] BUCYRUS(R)

                           Bucyrus International, Inc.
                                  P.O. Box 500
                              1100 Milwaukee Avenue
                        South Milwaukee, Wisconsin 53172

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Bucyrus International, Inc:

      On behalf of the Board of Directors, you are cordially invited to attend our annual meeting of shareholders on Wednesday, May 3, 2006 at 10 am Central Standard Time at the Wisconsin Club, 900 West Wisconsin Avenue, Milwaukee, Wisconsin for the following purposes:

      1.    To elect two persons to the Company's Board of Directors;

      2. To approve an amendment to the Restated Certificate of Incorporation of Bucyrus International, Inc. to increase the number of authorized shares of common stock;

      3. To approve an amendment to the Bucyrus International, Inc. 2004 Equity Incentive Plan;

      4. To ratify the appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company; and

      5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The Board of Directors has fixed the close of business on March 14, 2006 as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting.

      We hope that you will be able to attend the meeting in person, but if you are unable to do so, please complete, sign and promptly mail back the enclosed proxy form using the return envelope provided. If, for any reason, you should change your plans, you can revoke the proxy at any time before it is actually voted.

                               Sincerely,

                               /s/Craig R. Mackus

                               Craig R. Mackus
                               Chief Financial Officer, Controller and Secretary

South Milwaukee, Wisconsin
March 31, 2006

                                TABLE OF CONTENTS

Notice of Annual Meeting                                                  Cover

Proxy Statement

   Attendance and Voting Matters                                            1

   Election of Directors (Proposal 1)                                       2

   Board of Directors                                                       4

   Security Ownership of Certain Beneficial Owners and Management           6

   Executive Compensation                                                   8

   Compensation Committee Report on Executive Compensation                 13

   Amendment of Restated Certificate of Incorporation (Proposal 2)         14

   Amendment of 2004 Equity Incentive Plan (Proposal 3)                    15

   Performance Information                                                 21

   Certain Relationships                                                   21

   Audit Committee Report                                                  22

   Independent Registered Public Accounting Firm (Proposal 4)              24

   Section 16(a) Beneficial Ownership Reporting Compliance                 25

   Shareholder Proposals                                                   25

   Cost of Proxy Solicitation                                              25

   Other Matters                                                           26

   Annual Report                                                           26

                                 PROXY STATEMENT

                          ATTENDANCE AND VOTING MATTERS

      This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of Bucyrus International, Inc. (the "Company"), a Delaware corporation, in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on May 3, 2006 at 10 am Central Standard Time at the Wisconsin Club, 900 West Wisconsin Avenue, Milwaukee, Wisconsin and all adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

      Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by giving notice thereof to the Company in writing or in open meeting, by attending the Annual Meeting and voting in person, or by delivering a proxy bearing a later date.

      A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the election to the Board of the two nominees named below, FOR the amendment to the Company's Restated Certificate of Incorporation, FOR the amendment to the Company's 2004 Equity Incentive Plan, FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal 2006, and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors and the proposals identified in the enclosed Notice of Annual Meeting, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

      Only holders of record of the Company's Class A common stock (the "Common Stock") at the close of business on March 14, 2006 are entitled to notice of and to vote at the Annual Meeting. On that date, 21,034,239 shares of Common Stock were outstanding and entitled to vote. Each such share is entitled to one vote. Proxy statements and proxies will be mailed to shareholders on or about March 31, 2006. All expenses of solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company has retained LaSalle Bank N.A. to assist in the solicitation of proxies, and expects to pay such firm a fee of approximately $1,000 plus out-of-pocket expenses. Brokers, nominees and custodians who hold Common Stock in their names and who solicit proxies from the beneficial owners will be reimbursed by the Company for out-of-pocket and reasonable clerical expenses.

      A quorum of shareholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum of shareholders at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting. The inspectors of election will determine whether or not a quorum is present at the Annual Meeting. The inspectors of election will treat abstentions as shares of Common Stock that are represented and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares of Common Stock on a particular matter (a "broker non-vote"), those shares will not be considered as shares represented and entitled to vote with respect to that matter, but will count toward the quorum requirement. For purposes of determining the approval of any matter submitted to the shareholders for a vote, abstentions will have the same effect as shares of Common Stock that have been withheld for the purpose of electing directors and as voted "against" the other proposals, and broker non-votes will have no effect on the voting; provided, however, that with respect to the proposal for the amendment to the Company's Restated Certificate of Incorporation, broker non-votes will have the effect of votes cast "against" such proposal.

      Directors are elected by a plurality of the votes cast by the shares present in person or represented by proxy at the Annual Meeting, at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen in the election. Therefore, any shares not voted, whether by withheld authority, broker non-vote or otherwise, have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

      The affirmative vote of a majority of the votes entitled to be cast thereon by all shares present in person or represented by proxy at the Annual Meeting, at which a quorum is present, will be required for ratification of the appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company and the proposal relating to the amendment of the Company's 2004 Equity Incentive Plan. Under the Delaware General Corporation Law, the affirmative vote of a majority of the outstanding shares of the Company will be required for approval of the proposal relating to the amendment of the Company's Restated Certificate of Incorporation.

                              ELECTION OF DIRECTORS
                                  (Proposal 1)

      The Board currently consists of eight persons and is divided into three classes for purposes of election. One class is elected at each annual meeting of shareholders to serve for a three-year term and until their successors are duly elected and qualified. Directors elected at the 2006 annual meeting of shareholders will hold office for a three-year term expiring at the 2009 annual meeting of shareholders and until their successors are duly elected and qualified. Other directors are not up for election this year and will continue in office for the remainder of their terms.

      If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board. The nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the Board to substitute some other person or persons for any of the nominees, it is intended that the proxies will vote FOR the substitute nominees.

Nominees for Election at the Annual Meeting

      The following sets forth certain information, as of March 14, 2006, about each of the nominees for election at the Annual Meeting. Both of the nominees are presently directors of the Company.

      ROBERT L. PURDUM, 70, is a director and a Managing Director of American Industrial Partners. Mr. Purdum was the Non-Executive Chairman of the Company's Board from 1997 to March 19, 2004. Mr. Purdum retired as Chairman of Armco, Inc. in 1996. From November 1990 to 1996, Mr. Purdum was Chairman and Chief Executive Officer of Armco, Inc. Mr. Purdum is also a director of Sheffield Steel Corporation and Freedom Bank-Bradenton, FL. Mr. Purdum has been a director of the Company since 1997. Mr. Purdum is a member of the Compensation Committee.

      TIMOTHY W. SULLIVAN, 52, became the Company's President and Chief Executive Officer on March 19, 2004 and was previously President and Chief Operating Officer from August 14, 2000 to March 19, 2004. Mr. Sullivan rejoined the Company on January 17, 2000 as Executive Vice President. From January 1999 through December 1999, Mr. Sullivan served as President and Chief Executive Officer of United Container Machinery, Inc. From June 1998 through December 1998, Mr. Sullivan was the Company's Executive Vice President - Marketing and from April 1995 through May 1998 was the Company's Vice President Marketing and Sales. Mr. Sullivan is also a director of Foundations Bank in Pewaukee, WI. Mr. Sullivan has been a director of the Company since 2000.

Directors Remaining in Office Until 2007

      EDWARD G. NELSON, 74, formed Nelson Capital Corp., a merchant banking firm, in 1985, and has served as its President and Chairman of the Board since its organization. Mr. Nelson serves as a director of Ohio Star Forge, Inc., a subsidiary of Daido Steel, Japan, and Central Parking Corporation, a leading provider of parking and related services. Mr. Nelson also serves as a trustee of Vanderbilt University and is Honorary Consul General of Japan. Mr. Nelson has been a director of the Company since 2004. Mr. Nelson is the chairman of the Nominating and Corporate Governance Committee.

      THEODORE C. ROGERS, 71, served as Chief Executive Officer of the Company between December 23, 1999 and March 19, 2004. Mr. Rogers also served as President of the Company from December 1999 to August 2000. Mr. Rogers co-founded American Industrial Partners and has been an officer and director of the firm since 1988. He is also a director of Consoltex Holdings, Inc., a manufacturer, importer and exporter of textiles, Central Industrial Supply, Inc., a manufacturer of components for technology equipment makers, Great Lakes Carbon LLC, the world's largest producer of calcined petroleum coke for use in aluminum smelting, and JHT Holdings, Inc., which provides vehicles to transport automobiles from manufacturer to dealer, as well as metal products, construction materials and machinery. Mr. Rogers was President, Chairman, Chief Executive Officer and Chief Operating Officer of NL Industries, a diversified industrial concern, from 1980 to 1987. Mr. Rogers has been a director of the Company since 1997 and Chairman of the Board of Directors since March 19, 2004. Mr. Rogers is a member of the Nominating and Corporate Governance Committee.

      ROBERT C. SCHARP, 59, is Chairman of Shell Canada's Mining Advisory Council, which reviews all aspects of Shell's oil sands mining operations in Alberta, Canada. Mr. Scharp serves as a director of Foundation Coal Holdings, Inc. From early 2002 to March 2003, Mr. Scharp was a director of Horizon Natural Resources. Mr. Scharp held various positions with Kerr-McGee, an oil and natural gas exploration and production company, from 1975 to 1997. Mr. Scharp has been a director of the Company since July 2005.

Directors Remaining in Office Until 2008

      RONALD A. CRUTCHER, 58, is President of Wheaton College, a private, national liberal arts college in Norton, Massachusetts. From 1999 to 2004, Dr. Crutcher served as Provost and Executive Vice President for Academic Affairs of Miami University, a public university in Ohio and from 1994 to 1999 he served as Director of the School of Music and the Florence Thelma Hall Centennial Chair in Music at the University of Texas at Austin. He also was Vice President of Academic Affairs and Dean of the Conservatory at the Cleveland Institute of Music, an international music conservatory, from 1990 to 1994. Dr. Crutcher has been a director of the Company since 2004. Dr. Crutcher is a member of the Audit Committee and the Compensation Committee.

      ROBERT W. KORTHALS, 72, is non-executive chairman of the Ontario Teachers' Pension Plan Board and is a director of Cognos Inc., a provider of business intelligence and corporate performance management software solutions, easyhome Ltd., Canada's largest rental purchase company, Great Lakes Carbon Income Trust, a holder of securities of Great Lakes Carbon LLC, which is a producer of calcined petroleum coke, Suncor Energy, Inc., an energy company that explores for, acquires, develops, produces, markets and refines petroleum products, Mulvihull Exchange Traded Closed End Funds and Jannock Properties Ltd., a company that develops, for commercial and residential uses, properties previously used in its industrial operations. Mr. Korthals joined the Toronto Dominion Bank in 1967, was appointed President in 1981 and served in that capacity until 1995. Mr. Korthals holds a B.Sc. in chemical engineering and an M.B.A. from Harvard Business School. Mr. Korthals has been a director of the Company since 2004. Mr. Korthals is the chairman of the Compensation Committee and a member of the Audit Committee.

      GENE E. LITTLE, 62, is a director and audit committee member of Great Lakes Carbon LLC, the world's largest producer of calcined petroleum coke for use in aluminum smelting, and a director and member of the audit, governance, and capital market committees of Unizan Financial Corp., a financial services holding company that conducts a full-service commercial and retail banking business through a subsidiary. Mr. Little held various positions with The Timken Company, a global manufacturer of highly engineered bearings, alloy and specialty steel and related components, from 1967 to 2002 and most recently served as its Senior Vice President Finance (the chief financial officer) from 1992 to 2002. In 2003, Mr. Little became a director and finance committee member of Walsh University, a private university in Ohio. Mr. Little has been a director of the Company since 2004. Mr. Little is the chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee.

                               BOARD OF DIRECTORS

General

      The Board held seven meetings in 2005. Each current director attended at least 86% of the aggregate of the total number of meetings of the Board and 100% of the total number of meetings held by all committees of the Board on which the director served during 2005. All directors are expected to attend the 2006 Annual Meeting. All directors attended the 2005 annual meeting of shareholders.

      The Board has determined that all directors other than Messrs. Purdum, Rogers and Sullivan are independent under NASDAQ listing standards.

Communications

      Shareholder communications intended for the Board or for particular directors may be sent to the attention of the Company's Secretary at Bucyrus International, Inc., 1100 Milwaukee Ave., South Milwaukee, Wisconsin 53172. The Secretary will forward all such communications to the Board or to particular directors as directed. Shareholders may also communicate solely with the non-management directors of the Board by directing communications to Bucyrus International, Inc., 1100 Milwaukee Ave., South Milwaukee, Wisconsin 53172,
Attn.: Lead Independent Director.

Director Compensation

      Directors of the Company, other than full-time employees of the Company, receive an annual retainer fee of $25,000 as well as $1,500 per meeting. The chairman of a committee of the Board receives an additional fee of $1,000 per committee meeting. The independent directors are able to elect to receive fees in the form of shares of the Company's Common Stock, or to defer payment of fees pursuant to the Company's Non-Employee Directors Deferred Compensation Plan, described immediately below. The Company reimburses all directors for out-of-pocket expenses incurred in connection with attendance at the meetings. Mr. Rogers, the Chairman of the Board, has elected to forego the receipt of any director compensation.

Non-Employee Directors Deferred Compensation Plan

      The Company's independent directors may elect to defer payment of their fees (including annual fees and meeting fees, but excluding reimbursement of expenses) pursuant to the Bucyrus International, Inc. Non-Employee Directors Deferred Compensation Plan. Under this plan, the Company has an account for each plan participant to record cumulative deferred fees. The accounts are denominated in the form of restricted Common Stock units issued pursuant to the 2004 Equity Incentive Plan (see "EXECUTIVE COMPENSATION - 2004 Equity Incentive Plan" below) in a number of shares equal to the amount of deferred fees divided by the market price of the Company's Common Stock and payable in cash and/or shares of Common Stock, at the discretion of the director, when the director's service on the Board terminates. In the event of a change in control of the Company, all restricted stock units credited under this plan will become immediately payable to the plan participants in the form of cash.

Committees

      The  Board  has  three  standing   committees:   an  audit  committee,   a
compensation committee and a nominating and corporate governance committee.

      Audit Committee

      The Audit Committee is a separately designated committee of the Board, is comprised of


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

Mr. Little, Mr. Korthals and Dr. Crutcher, each of whom has been determined by the Board to be an independent director under NASDAQ rules, and is chaired by Mr. Little. The Board has adopted a charter for the Audit Committee, a copy of which was attached as Exhibit A to the Company's 2005 proxy statement. This committee is generally responsible for the oversight and surveillance of the Company's accounting, reporting and financial control practices. Among other functions, the committee is responsible for the appointment, compensation, retention and oversight of the work of the Company's independent registered public accounting firm. The Board has determined that Mr. Little is a "financial expert" within the definition of that term under the regulations promulgated under the Securities Act of 1933. The Board believes that the composition of the Audit Committee meets the requirements for independence under the current requirements of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission ("SEC") rules and regulations. The Audit Committee met five times during fiscal 2005.

      Compensation Committee

      The  Compensation  Committee  met  four  times  during  fiscal  2005.  The
Compensation Committee was reconstituted in February 2005 as a separately designated committee of the Board and is comprised of Dr. Crutcher, Mr. Korthals and Mr. Purdum, and is chaired by Mr. Korthals. The Board has determined that all members of the current committee except Mr. Purdum are independent under NASDAQ rules. As permitted by NASDAQ rules, the Board has determined that Mr. Purdum's membership on the committee, because of his substantial experience on the Board and his affiliation with the Company's former sole shareholder, would facilitate the Company in its transition from private ownership to public ownership and therefore would be in the best interests of the Company and its shareholders.

      This committee approves, administers and interprets the Company's compensation and benefit policies, including incentive programs. It reviews and makes recommendations to the Board to ensure that compensation and benefit policies are consistent with the Company's compensation philosophy and corporate governance guidelines. This committee is responsible for establishing all executive officers' compensation.

      Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee met three times during fiscal 2005. The Nominating and Corporate Governance Committee was reconstituted in February 2005 as a separately designated committee of the Board and is comprised of Mr. Little, Mr. Nelson and Mr. Rogers, and is chaired by Mr. Nelson. The Board has determined that all members of the current committee except Mr. Rogers are independent under NASDAQ rules. As permitted by NASDAQ rules, the Board has determined that Mr. Rogers' membership on the committee, because of his substantial experience on the Board and his affiliation with the Company's former sole shareholder, would facilitate the Company in its transition from private ownership to public ownership and therefore would be in the best interests of the Company and its shareholders.

      The charter for this committee was attached to the Company's 2005 proxy statement as Exhibit B. This committee oversees the evaluation of the Board and management, nominates directors for election by shareholders, nominates committee chairpersons and, in consultation with the committee chairpersons, nominates directors for membership on the committees of the Board.

      The Nominating and Corporate Governance Committee identifies nominees for director positions based upon suggestions by outside directors, management members and/or shareholders. The selection criteria for membership on the Company's board of directors include, at a minimum, whether the nominee has demonstrated, by significant accomplishment in the nominee's field, an ability to make a meaningful contribution to the Board's oversight of the business and affairs of the Company and the nominee's reputation for honesty and ethical conduct in the nominee's personal and professional activities. Additional factors that the committee may consider include a candidate's specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, age, potential conflicts of interest, material relationships with the Company, and independence from management and the Company. In considering these criteria, the committee will also seek to have the Board represent a diversity of backgrounds, experience, gender and race.

      The Nominating and Corporate Governance Committee will consider director candidates recommended by the Company's shareholders based upon the same criteria as applied to candidates identified by the Board or management. Recommendations should be directed to the committee in care of the Company's Secretary. Under the Company's Bylaws, shareholder nominations of directors must be received by the Company at its principal executive offices, 1100 Milwaukee Avenue, South Milwaukee, Wisconsin 53172, directed to the attention of the Secretary, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders and any such nominations must contain the information specified in the Company's Bylaws. The deadline for submission of nominations for the 2006 Annual Meeting has passed.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of the Company's Common Stock as of March 14, 2006 by each person who is known to the Company to be the beneficial owner of more than five percent of the outstanding Common
Stock. Beneficial ownership of these shares consists of sole voting power and sole investment power except as noted below. The beneficial ownership does not reflect the three-for-two stock split of the Company's Common Stock paid on March 29, 2006.

Name and Address                            Amount and Nature of                  Percent of
of Beneficial Owner                         Beneficial Ownership (# of shares)       Class
-------------------                         ----------------------------------     ---------
FMR Corp. (1)                                         3,074,460                        14.6%

EARNEST Partners, LLC (2)                             2,824,012                        13.4%

Neuberger Berman Inc. (3)                             2,288,768                        10.9%

Wellington Management Company, LLP (4)                1,073,341                         5.1%

-----------------------

(1) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006. The Schedule 13G states that the address of FMR Corp., the parent holding company of Fidelity
      Management & Research Company, is 82 Devonshire Street, Boston, Massachusetts 02109. The Schedule 13G states that FMR Corp. has the sole power to vote or direct the vote of 693,078 of these shares and sole power to dispose or to direct the disposition of 3,074,460 of these shares.

(2) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2006. The Schedule 13G states that the address of EARNEST Partners, LLC is 75 Fourteenth Street, Suite 2300, Atlanta, Georgia 30309. The Schedule 13G states that EARNEST Partners, LLC has the sole power to vote or direct the vote of 837,799 of these shares, the shared power to vote or direct the vote of 1,117,913 of these shares and the sole power to dispose or to direct the disposition of 2,824,012 of these shares.

(3) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 21, 2006. The Schedule 13G states that the address of Neuberger Berman Inc. is 605 Third Ave., New York, New York, 10158. The Schedule 13G states that Neuberger Berman Inc. has the sole power to vote or direct the vote of 118,368 of these shares, the shared power to vote or direct the vote of 1,700,500 of these shares and the shared power to dispose or to direct the disposition of 2,288,768 of these shares.

(4) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006. The Schedule 13G states that the address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts, 02109. The Schedule 13G states that Wellington Management Company, LLP has the shared power to vote or direct the vote of

      738,790 of these shares and the shared power to dispose or to direct the disposition of 1,073,341 of these shares.

Executive Officers and Directors

      The following table sets forth the beneficial ownership as of March 14, 2006, of the Common Stock by each director and nominee for director, each of the executive officers named in the Summary Compensation Table below, and by all directors and executive officers of the Company as a group. Beneficial ownership of these shares consists of sole voting power and sole investment power except as noted below. The beneficial ownership does not reflect the three-for-two stock split of the Company's Common Stock paid on March 29, 2006.

Name of                                  Amount and Nature of                        Percent of
Beneficial Owner                         Beneficial Ownership (# of shares) (1)      Class (2)
----------------                         --------------------------------------      ---------
J.F. Bosbous (3)                                          13,400                           *

F.B. Bruno (4)                                            12,900                           *

R.A. Crutcher                                                106                           *

R.W. Korthals                                              3,056                           *

G.E. Little                                                1,200                           *

C.R. Mackus (5)                                           13,400                           *

E.G. Nelson                                                1,000                           *

T.B. Phillips                                                  0                           *

R.L. Purdum                                                2,500                           *

T.C. Rogers                                                5,000                           *

R. C. Scharp                                                   0                           *

T.W. Sullivan (6)                                         33,500                           *

All directors and executive officers
as a group (13 persons) (7)                              112,862                           *

---------------------

(1) The beneficial ownership information presented in this proxy statement is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as required for purposes of this proxy statement. Accordingly, it includes shares of Common Stock that are issuable upon the exercise of stock options exercisable at or within 60 days after March 14, 2006. Such information is not necessarily to be construed as an admission of beneficial ownership for other purposes.

(2)   Asterisk denotes less than 1%.

(3) Includes 6,400 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 14, 2006 and 7,000 shares of restricted stock which cliff vest on the fourth anniversary of the date of issuance (February 16, 2006). The vesting period may be accelerated based on the attainment of certain defined financial goals of the Company.

(4) Includes 12,900 shares of restricted stock which cliff vest on the fourth anniversary of the date of issuance (February 16, 2006). The vesting period may be accelerated based on the attainment of certain defined financial goals of the Company.

(5) Includes 13,400 shares of restricted stock which cliff vest on the fourth anniversary of the date of issuance (February 16, 2006). The vesting period may be accelerated based on the attainment of certain defined financial goals of the Company.

(6) Includes 33,500 shares of restricted stock which cliff vest on the fourth anniversary of the date of issuance (February 16, 2006). The vesting period may be accelerated based on the attainment of certain defined financial goals of the Company.

(7) Includes 6,400 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 14, 2006 and 93,600 shares of restricted stock which cliff vest on the fourth anniversary of the date of issuance (February 16, 2006). The vesting period may be accelerated based on the attainment of certain defined financial goals of the Company.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

           The following table sets forth the compensation paid or awarded to the Company's Chief Executive Officer and the four other most highly compensated executive officers other than the Chief Executive Officer who were in office on December 31, 2005 for services rendered in all capacities during 2005, 2004 and 2003. The persons named in the table are sometimes referred to herein as the "named executive officers."

                                                                    Long-Term
                                                                   Compensation
                                         Annual Compensation (1)      Awards
                                         -----------------------      ------
                                                                     Securities      All Other
Name and                                                             Underlying    Compensation
Principal Position                Year     Salary ($)   Bonus ($)    Options (#)       ($)(2)
-----------------------------     ----     ----------   ---------    -----------     --------
Timothy W. Sullivan (3)           2005     $522,504     $981,885          --         $  8,232
  President and Chief             2004      486,954      775,706          --            8,082
  Executive Officer               2003      423,339      652,000          --            7,932

Thomas B. Phillips (4) (6)        2005      325,629      304,912          --            9,676
  Executive Vice President        2004      305,865      244,346          --            8,021
  and Chief Operating Officer     2003      258,010      252,525          --            7,522

Craig R. Mackus (5)               2005      235,125      220,923          --            7,404
  Chief Financial Officer,        2004      209,375      122,173          --            7,047
  Controller and Secretary        2003      179,155      121,406          --            6,786

Frank P. Bruno                    2005      165,177      108,762          --            7,285
  Vice President -                2004      154,375       85,521          --            7,055
  Human Resources                 2003      148,635       97,125          --            6,870

John F. Bosbous                   2005      152,529      100,094          --            6,978
  Treasurer                       2004      144,092       79,826          --            6,789
                                  2003      135,124       90,653          --            6,180

---------------------

(1) Certain personal benefits provided by the Company to the named executive officers are not included in the above table as permitted by SEC regulations because the aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed the lesser of $50,000 or 10% of the sum of such officer's salary and bonus in each respective year.

(2) "All Other Compensation" includes the following (i) the employer match under the Company's 401(k) savings plan for 2005, 2004 and 2003, respectively: Mr. Bosbous ($6,300, $6,150 and $5,598),

      Mr. Bruno  ($6,300,  $6,150 and $6,000),  Mr. Mackus  ($6,300,  $6,150 and
      $6,000),  Mr.  Phillips  ($6,300,  $6,150 and  $6,000),  and Mr.  Sullivan
      ($6,300, $6,150 and $6,000); (ii) imputed income from life insurance for 2005, 2004 and 2003, respectively: Mr. Bosbous ($678, $639 and $582), Mr.
      Bruno ($985,  $905 and $870),  Mr.  Mackus  ($1,104,  $897 and $786),  Mr.
      Phillips ($3,376,  $1,871 and $1,522) and Mr. Sullivan ($1,932, $1,932 and
      $1,932).

(3)   Mr. Sullivan became the Chief Executive Officer on March 19, 2004.

(4)   Mr. Phillips became the Chief Operating Officer on March 19, 2004.

(5)   Mr. Mackus became the Chief Financial Officer on June 9, 2004.

(6)   Mr. Phillips retired effective December 31, 2005.

   Option Grants

      There were no options granted to the named executive officers in 2005.

Aggregated Option Exercises in 2005 and Year-End Option Values

      The following table sets forth information regarding the exercise of stock options by each of the named executive officers during 2005 and the fiscal year-end value of the unexercised stock options held by such officers. The share numbers contained in the table do not reflect the three-for-two stock split of the Company's Common Stock paid on March 29, 2006.

                                                            Number of Securities           Value of Unexercised
                                                           Underlying Unexercised        In-The-Money Options at
                                                              Options at End of                End of Fiscal
                                                             Fiscal Year 2005 (#)             Year 2005 (1) ($)
                  Shares Acquired          Value        ---------------------------      ---------------------------
Name               On Exercise (#)      Realized ($)    Exercisable   Unexercisable      Exercisable   Unexercisable
----               ---------------      ------------    -----------   -------------      -----------   -------------
J.F. Bosbous            41,872            1,607,583         6,400            --             257,280         --
F.P. Bruno              86,696            2,674,725        10,000            --             525,750         --
C.R. Mackus             49,408            2,224,424        64,224            --           2,716,791         --
T.B. Phillips          143,400            5,395,022            --            --                  --         --
T.W. Sullivan           71,700            3,540,188       215,100            --          11,308,883         --

---------------------

(1) The value of unexercised in-the-money options is determined by multiplying the number of unexercised options for each in-the-money grant by the difference between the option exercise price for that grant and the December 31, 2005 stock price of $52.70 per share and then aggregating these amounts for all in-the-money grants for each executive officer.

1998 Management Stock Option Plan

      The Company adopted the Bucyrus International, Inc. 1998 Management Stock Option Plan (the "1998 Option Plan"), and obtained shareholder approval of the plan, in March 1998, as part of the compensation and incentive arrangements for certain of the Company's management employees and those of the Company's subsidiaries. The 1998 Option Plan provides for the grant of stock options to purchase up to an aggregate of 1,600,000 shares of the Company's Common Stock at exercise prices to be determined in accordance with the provisions of the 1998 Option Plan. As of March 14, 2006, 1,429,600 options granted under the 1998 Option Plan have vested and were exercised and 6,400 options were granted, fully vested and unexercised. As of March 14, 2006, 164,000 shares of the Company's Common Stock were available for issuance under the 1998 Option Plan.

      Upon the termination for cause of a participant in the 1998 Option Plan, any unexercised options held by the participant will immediately expire and be forfeited. In the event of a termination without cause, unless provided otherwise in the participant's employment agreement, the unvested portion of options granted will immediately expire and the unexercised portion of the options granted will remain exercisable for 90 days and will then terminate in full. In the event of a plan participant's voluntary termination of employment, or upon termination of employment due to death or disability unvested options will immediately expire and the unexercised vested portion of options granted will remain exercisable for 90 days and then will terminate in full. The Board will have the discretion to permit options granted to retirees to remain outstanding after the date of retirement.

2004 Equity Incentive Plan

      See below under "AMENDMENT OF 2004 EQUITY INCENTIVE PLAN (Proposal 3)" for a description of the 2004 Equity Incentive Plan.

Executive Officer Incentive Plan

      The Company adopted the Bucyrus International, Inc. Executive Officer Incentive Plan, and obtained shareholder approval of the plan, in July 2004. The plan provides for the award of cash bonuses to the Company's executive officers, including each of the named executive officers. Plan participants generally will be selected by the Compensation Committee of the Board. The plan is designed to comply with Section 162(m) of the Internal Revenue Code and is administered accordingly.

      The Board's Compensation Committee administers this plan. The Compensation Committee has the authority, among other things, to select plan participants, to determine all of the terms and conditions relating to any award, including the performance goals applicable to the award, and to make all other determinations under the plan deemed necessary or advisable for the administration of the plan. The performance goals that may be applied to awards under this plan are the same as those discussed above under "2004 Equity Incentive Plan." Prior to fiscal 2005, the plan was administered by the Company's President and Chief Executive Officer and Vice President - Human Resources.

      Payment of bonuses under the plan is contingent upon the achievement of performance goals during a performance period. Both the performance goals and the performance period will be specified by the Compensation Committee. Performance periods under the plan may not exceed one year in length. The performance goals applicable to awards for any performance period will be determined by the Compensation Committee prior to the expiration of one-quarter of the performance period. The Compensation Committee may also determine minimum, target and maximum levels applicable to each performance goal. Awards for any performance period may be expressed as a dollar amount or as a percentage of the participant's annual base salary. Unless otherwise determined by the Compensation Committee, payment of awards will be made only if and to the extent the performance goals with respect to a performance period are attained. In no event may payment in respect of an award under the plan be in excess of $5 million, if the payment were to be made to an executive officer who is a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code.

      The Board or the Compensation Committee may at any time amend, suspend or terminate the plan in whole or in part. No amendment that requires shareholder approval in order for the plan to continue to comply with Section 162(m) of the Internal Revenue Code or any other applicable law will be effective unless the approval is obtained. In addition, no amendment or termination of the plan will affect adversely the rights of any participant who has an outstanding award under the plan without the participant's consent.

Securities Authorized For Issuance Under Equity Compensation Plans

      The following table sets forth information regarding securities authorized for issuance under the Company's equity compensation plans as of March 14, 2006. The securities numbers contained in the table do not reflect the three-for-two stock split of the Company's Common Stock paid on March 29, 2006.

                                                                                 Number of Securities
                                                                                Remaining Available for
                                                                                  Future Issuance Under
                             Number of Securities to      Weighted Average        Equity Compensation
                             be Issued Upon Exercise      Exercise Price of         Plans (Excluding
                             of Outstanding Options,     Outstanding Options,    Securities Reflected in
                               Warrants and Rights       Warrants and Rights           Column (a))
Plan Category                           (a)                       (b)                      (c)
-------------                  --------------------      --------------------    -------------------------
Equity
compensation
plans approved
by security holders                     6,400 (1)                $12.50                 677,938 (2)

Equity
compensation
plans not
approved by
security holders                          n/a                       n/a                     n/a
                                        -----                    ------                 -------

Total                                   6,400                    $12.50                 677,938
                                        =====                    ======                 =======

--------------------

(1) Represents options granted under the Bucyrus International, Inc. 1998 Management Stock Option Plan (the "1998 Option Plan"), which was approved by shareholders in March 1998.

(2)   Represents  164,000  shares  available for issuance  under the 1998 Option
      Plan  and  513,938  shares   available  for  issuance  under  the  Bucyrus
      International, Inc. 2004 Equity Incentive Plan.

Defined Benefit Pension Plan

      The Company maintains a defined benefit pension plan (the "Pension Plan") for salaried employees including certain of the named executive officers.

      Defined Benefit Formula

      Historically, the Pension Plan used a Defined Benefit Formula to determine the annual benefits payable to employees upon normal retirement age. The following table sets forth the estimated annual benefits payable on a straight life annuity basis (prior to offset of one-half of estimated Social Security benefits) to participating employees upon retirement at normal retirement age for the years of service and the average annual earnings indicated under the defined benefit formula.

                                    Years of Service
                 ----------------------------------------------------------
Remuneration        30          25          20          15           10
                 --------    --------    -------     --------     --------
    $125,000     $ 65,625    $ 54,688    $43,750     $ 32,813     $ 21,875
     150,000       78,750      65,625     52,500       39,375       26,250
     175,000       91,875      76,563     61,250       45,938       30,625
     200,000      105,000      87,500     70,700       52,500       35,000
     225,000      118,125      98,438     78,750       59,063       39,375
     250,000      131,250     109,375     87,500       65,625       43,750
     300,000      157,500     131,250    105,000       78,750       52,500
     350,000      183,750     153,125    122,500       97,875       61,250
     400,000      210,000     175,000    140,000      105,000       70,000
     450,000      236,250     196,875    157,500      118,125       78,750
     500,000      262,500     218,750    175,000      131,250       87,500

      Cash Balance Formula

      Effective January 1, 2000, the Pension Plan was converted to a cash balance formula for all employees except for those who, on December 31, 1999, were either age 60 and above or age 55 with 10 years or more years of credited service. The actuarial equivalent of benefits earned as of December 31, 1999 was used to establish an opening account balance. Each month a percentage of the employee's earnings is credited to the account in accordance with the following table:

      Service at the Beginning of Year                              Pay Credits
      --------------------------------                              -----------

      Less than 5 ...............................................       4.0%
      5 but less than 10 ........................................       4.5%
      10 but less than 15 .......................................       5.0%
      15 but less than 20 .......................................       5.5%
      20 but less than 25 .......................................       6.0%
      25 but less than 30 .......................................       6.5%
      30 or more ................................................       7.0%

      In addition, employees hired prior to January 1, 1999 received transition pay-based credits of 1.5% to 2.5% for the next five years. In February 2005, the Board approved extending the transition pay-based credits for an additional five years. Each account is also credited with interest using the average annual rate of U.S. 30-year Treasury Securities for the November preceding the plan year.

      Upon termination of employment, the employee may receive benefits in the form of a lump sum equal to the value of the cash balance account or a monthly annuity equal to the actuarial equivalent of the cash account balance.

General

      Covered compensation for purposes of the Pension Plan consists of the average of a participant's highest total salary and bonus (excluding compensation deferred pursuant to any non-qualified plan) for a consecutive five-year period during the last ten calendar years of service prior to retirement. Compensation covered by the plan includes the salary and bonus amounts reported in the Summary Compensation Table. Bonuses earned in 2005 but paid in 2006 are considered to be compensation for 2006 for purposes of the Pension Plan.

      Mr. Bruno's benefits under the Pension Plan will be determined under the Defined Benefit Formula described above. The years of credited service under the Pension Plan for Mr. Bruno are 8.

      The Pension Plan benefits payable to Messrs. Bosbous, Mackus, Phillips and Sullivan will be determined under the cash balance formula described above. The years of credited service under the Pension Plan for Messrs. Bosbous, Mackus, Phillips and Sullivan are 21, 26, 29, and 26, respectively. As of December 31, 2005, the estimated annual benefits payable under the Pension Plan at normal retirement age (as determined under the Pension Plan) to Messrs. Bosbous, Mackus, Phillips and Sullivan were $58,777, $83,761, $60,243 and $72,990, respectively. In making these estimates, the assumptions were (i) that 2005 pay remains level to normal retirement age; (ii) that the 2006 compensation limit of $220,000 remains level to normal retirement age; (iii) that the interest crediting rate for all years is 4.73%, the November 2005 30-year Treasury rate, which is the rate to be used for the 2006 plan year; and (iv) the projected cash balance at normal retirement age was converted to an annuity using an interest rate of 4.73% and the 1994 Group Annuity Reserve Table, 50% of the unloaded male mortality rates and 50% of the female mortality rates.

Supplemental Plan

      Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended, limit the annual benefits which may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, the Company has a supplemental plan which authorizes the payment out of general funds of any benefits calculated under provisions of the applicable retirement plan which may be above the limits under these sections.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board, subject to the approval of the Board, is responsible for the compensation packages offered to the Company's executive officers, including the Chief Executive Officer (the "CEO") and the named executive officers. The goal is to establish a compensation program that serves the long-term interests of the Company and its shareholders. The Compensation Committee is appointed by the Board, and will at all times consist of directors who are "outside directors" for purposes of Section 162(m) of the Internal Revenue Code and "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act.

Executive Compensation

      Cash Compensation

      The Compensation Committee, in consultation with the CEO, establishes base salaries for the executive officers of the Company, which the Company believes are commensurate with their respective responsibilities, position, and experience. Consideration is also given to the compensation levels of similarly situated personnel of other companies in the industry where such information is available. When making adjustments in base salaries, the Compensation Committee generally considers the foregoing factors as well as corporate financial performance and return to shareholders. In individual cases where appropriate, the Compensation Committee also considers non-financial performance measures, such as increases in market share, manufacturing efficiency gains, improvements in product quality, and improvements in relations with customers, suppliers, and employees. Executive officer base salaries are reviewed annually.

      Executive Officers of the Company participated in the Bucyrus International, Inc. Executive Officer Incentive Plan (the "Executive Plan") in 2005 (see "EXECUTIVE COMPENSATION - Executive Officer Incentive Plan" above). For 2005, all performance goals were achieved or exceeded and bonuses were earned.

      Long-Term Incentive Compensation

      The Bucyrus International, Inc. 2004 Equity Incentive Plan, which is described above under the caption "EXECUTIVE COMPENSATION - 2004 Equity Incentive Plan", serves as the vehicle to provide long-term incentive compensation to the Company's directors, officers (including each of the named executive officers), and other employees, advisors and consultants who are selected by the Compensation Committee for participation in the plan.

Chief Executive Officer Compensation

      Mr. Sullivan's compensation for 2005 included base salary of $522,504 and bonus of $981,885. In determining Mr. Sullivan's compensation for 2005, the Board considered his individual performance, compensation data for similarly sized manufacturing companies, and the Company's EBITDA performance. In February 2006, the Compensation Committee formally reviewed Mr. Sullivan's individual goals established at the beginning of 2005 and his subsequent performance against those goals. The Compensation Committee also established performance goals for Mr. Sullivan for 2006.

Internal Revenue Code Section 162(m)

      Under Section 162(m) of the Internal Revenue Code, the tax deduction by certain corporate taxpayers, such as the Company, is limited with respect to compensation paid to certain executive officers unless such compensation is based on performance objectives meeting specific regulatory criteria or is otherwise excluded from the limitation. The compensation package of Mr. Sullivan, the Company's CEO, does meet the regulatory criteria for exclusion from the limitation. Where practical, the Compensation Committee intends to qualify compensation paid to the Company's executive officers in order to preserve the full deductibility thereof under Section 162(m), although the Compensation Committee reserves the right in individual cases to cause the Company to enter into compensation agreements which may result in some compensation being nondeductible under Code Section 162(m).

                                     COMPENSATION COMMITTEE


                                     Robert W. Korthals (Chairman)
                                     Ronald A. Crutcher
                                     Robert L. Purdum

               AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION
                                  (Proposal 2)

      The Board believes it is advisable to amend the Company's Restated Certificate of Incorporation to increase the authorized shares of Class A Common Stock from 41,000,000 to 75,000,000 shares. Accordingly, at its meeting held March 7, 2006, the Board adopted a resolution proposing that an amendment to the first paragraph of Article Fourth of the Restated Certificate of Incorporation be presented to the shareholders at the Annual Meeting for approval. The amendment would not change the number of authorized shares of Class B Common Stock or Preferred Stock.

      If approved by the shareholders, the first paragraph of Article Fourth would read in its entirety as follows:

            "FOURTH: Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 110,000,000 shares of capital stock, consisting of (i) 75,000,000 shares of class A common stock, par value $0.01 per share (the "Class A Common Stock"), (ii) 25,000,000 shares of class B common stock, par value $0.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), and (iii) 10,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock")."

      On March 8, 2006, the Company announced a three-for-two stock split in the form of a stock dividend on its Class A Common Stock, payable on March 29, 2006 to shareholders of record on March 20, 2006, which will result in the issuance of approximately 10,517,120 additional shares Class A Common Stock; the number of additional shares may be less depending on the number of fractional shares that are paid in cash. The proposed increase in the number of authorized shares of Class A Common Stock in part would replace, as shares available for future issuance, the shares of Class A Common Stock issued in connection with the stock split, and also would provide the Board the necessary flexibility to issue Class A Common Stock in the future in connection with the raising of capital, the acquisition of new businesses, employee stock benefit plans, future stock splits or dividends, and other corporate purposes as deemed necessary or appropriate by the Board of Directors.

      Of the 41,000,000 shares of Class A Common Stock presently authorized, as of March 14, 2006, 21,034,239 shares were outstanding, 72,400 shares were held by the Company as treasury shares and 677,938 shares were reserved for issuance under equity compensation plans. The additional shares proposed to be authorized would be part of the existing class of Class A Common Stock and, if and when issued, would have the same rights and privileges as the shares of Class A Common Stock presently outstanding.

      Adoption of the amendment will eliminate the delay and expense involved in calling a special meeting of shareholders to authorize the additional shares at the time such issuance may become necessary. If the amendment is approved, no further action or authorization by the Company's shareholders would be necessary prior to issuance of the additional shares, except as may be required for a particular transaction by the Company's Restated Certificate of Incorporation, by applicable law or by the rules of any stock exchange on which the Company's common stock is then listed. For example, under the current rules of the Nasdaq stock market, shareholder approval would still be required prior to the adoption of a new equity compensation plan or a material revision to an existing plan. Shareholder approval is also a prerequisite to listing additional shares to be issued in an acquisition and certain other types of transactions where the shares issuable exceed 20% of the number of shares outstanding.

      Except for the issuance of shares of Class A Common Stock pursuant to equity compensation plans and other stock related benefit plans, the Company currently has no plans or arrangements for the issuance of shares of Class A Common Stock for any purpose, including but not limited to rendering more difficult or discouraging a change in control of the Company. Shareholders do not have any preemptive rights with respect to issuance of any additional shares of the Company's Class A Common Stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

                     AMENDMENT OF 2004 EQUITY INCENTIVE PLAN
                                  (Proposal 3)

      The Company's shareholders are being asked to approve an amendment of the Bucyrus International, Inc. 2004 Equity Incentive Plan (the "2004 Equity Incentive Plan"), to increase the number of shares of the Company's common stock reserved for issuance under the 2004 Equity Incentive Plan from 1,000,000 to 2,000,000 shares of Class A Common Stock. The Compensation Committee of the Board and the full Board approved this amendment, subject to shareholder approval at the Annual Meeting.

      The proposed amendment will assure that a sufficient reserve of common stock remains available for issuance under the 2004 Equity Incentive Plan in order to allow the Company to continue to utilize equity incentives to attract and retain the services of key individuals and other personnel essential to the Company's long-term growth and financial success. The Company relies on equity-based incentive awards, as described below, in order to attract and retain key employees and other personnel and believes such equity-based incentive awards are necessary for the Company to remain competitive in the marketplace for executive talent and other key employees. Option grants made to newly hired or continuing employees will be based on both competitive market conditions and individual performance.

      The following is a summary of the principal features of the 2004 Equity Incentive Plan. The summary, however, does not purport to be a complete description of all the provisions of the 2004 Equity Incentive Plan and is qualified in its entirety by reference to the copy of the 2004 Equity Incentive Plan as filed with the Securities and Exchange Commission, which interested parties are encouraged to review.

      As described more fully below, the 2004 Equity Incentive Plan allows the Company's Compensation Committee to adjust the number of shares available under the plan in the event of certain corporate events, including stock splits. Following the effective date of the Company's previously announced three-for-two stock split, the Compensation Committee intends to take action to adjust the available shares and outstanding grants under the plan. As such, the shares available for awards under the plan, assuming shareholder approval of this proposal, would be adjusted from 2,000,000 shares to 3,000,000 shares. Unless noted otherwise, all references to share amounts contained in this summary are prior to any adjustment by the Compensation Committee.

Summary of Material Terms

      The Company adopted the 2004 Equity Incentive Plan, and obtained shareholder approval of the plan, in July 2004. The plan will expire in June 2014, unless terminated earlier by the Board. The plan provides for the grant of equity based awards, including restricted stock, restricted stock units, stock options, stock appreciation rights (SARs), and other equity based awards to the Company's directors, officers, including each of the named executive officers, and other employees, advisors and consultants and those of the Company's subsidiaries who are selected by the Compensation Committee for participation in the plan. As of March 14, 2006, in addition to the Company's seven non-employee directors and six executive officers, there were approximately 550 employees, advisors and consultants eligible to participate in the plan.

      The Board's Compensation Committee administers the plan. The Compensation Committee has the authority, among other things, to determine who will be granted awards and all of the terms and conditions of the awards, including but not limited to the effect of a change in control of the Company on those awards. The Compensation Committee is also authorized to determine to what extent an award may be settled, cancelled, forfeited or surrendered, to interpret the plan and any awards granted under the plan and to make all other determinations necessary or advisable for the administration of the plan. Where the vesting or payment of an award under the plan is subject to the attainment of performance goals, the Compensation Committee will be responsible for certifying that the performance goals have been attained. Neither the Compensation Committee nor the Board has the authority under the plan to reprice, or to cancel and re-grant, any stock option granted under the plan, or to take any action that would lower the exercise, base or purchase price of any award granted under the plan without first obtaining the approval of the Company's shareholders.

      Under the existing terms of the plan, a maximum of one million shares of the Company's Class A Common Stock are available for awards under the plan. If adopted, this proposal would increase the maximum to two million shares of the Company's Class A Common Stock.

      Shares issued under the plan may be authorized but unissued shares or treasury shares. If any shares subject to an award granted under the plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares, or if shares of stock are surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award, those shares will again be available for awards under the plan. Under the plan, no more than 160,000 shares of the Company's Class A Common Stock may be made subject to stock options or stock appreciation rights to a single individual in a single plan year, and no more than 160,000 shares of the Company's Class A Common Stock may be made subject to awards other than stock options or SARs to a single individual in a single plan year. In the event that the Compensation Committee determines that any corporate event, such as a stock split, reorganization, merger, consolidation, repurchase or share exchange, affects the Company's Class A Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of plan participants, then the Compensation Committee will make those adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares or other property that may thereafter be issued in connection with future awards, (ii) the number and kind of shares or other property that may be issued under outstanding awards, (iii) the exercise price or purchase price of any outstanding award and (iv) the performance goals applicable to outstanding awards.

      The Compensation Committee will determine all of the terms and conditions of awards under the plan, including whether the vesting or payment of an award will be subject to the attainment of performance goals. The Compensation Committee may base performance goals on one or more of the following criteria, determined in accordance with generally accepted accounting principles, where applicable:

      o     earnings   before   or   after   interest,   taxes,    depreciation,
            amortization, or extraordinary or special items;

      o     net income, before or after extraordinary or special items;

      o return on equity (gross or net), before or after extraordinary or special items;

      o     return on assets, before or after extraordinary or special items;

      o     earnings per share,  before or after extraordinary or special items;
            or

      o     stock price.

      The performance goals may be expressed in terms of attaining a specified level of the particular criterion, an increase or decrease in the particular criterion or a comparison of achievement against a peer group of companies, and may be applied to the Company or a subsidiary or division or strategic business unit of the Company. The Compensation Committee has the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events, in response to changes in laws or regulations or to account for extraordinary or unusual events. Where an award under the plan is made subject to a performance goal, no compensation may be paid under such award unless and until the compensation committee certifies that the goal has been attained.

      The terms and conditions of stock options and SARs granted under the plan will be determined by the Compensation Committee and set forth in an agreement. Stock options granted under the plan may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, or non-qualified stock options. SARs confer on the participant the right to receive an amount, in cash or shares of the Company's Class A Common Stock, equal to the excess of the fair market value of a share of Class A Common Stock on the date of exercise over the grant price of the SAR, and may be granted alone or in tandem with another award. The exercise price of an option or SAR granted under the plan will not be less than the fair market value of the Company's Class A Common Stock on the date of grant. The grant price of an SAR granted in tandem with a stock option will be the same as the stock option to which the SAR relates. The vesting of a stock option or SAR will be subject to such conditions as the Compensation Committee may determine, which may include the attainment of performance goals as well as continued employment with the Company. As of March 14, 2006, the fair market value of the Company's Class A Common Stock, established for purposes of the plan as the average of the closing bid and asked prices, was $66.34 per share.

      The terms and conditions of awards of restricted stock and restricted stock units granted under the plan will be determined by the Compensation Committee and set forth in an award agreement. A restricted stock unit confers on the participant the right to receive a share of the Company's Class A Common Stock or its equivalent value in cash, in the discretion of the Compensation Committee. These awards will be subject to restrictions on transferability which may lapse under those circumstances that the Compensation Committee determines, which may include the attainment of performance goals as well as continued employment with the Company. The Compensation Committee may determine that the holder of restricted stock or restricted stock units may receive dividends (or dividend equivalents, in the case of restricted stock units) that may be deferred during the restricted period applicable to these awards.

      The plan also provides for other equity based awards, the form and terms of which will be as determined by the Compensation Committee, consistent with the purposes of the plan. The vesting or payment of one of these awards may be made subject to the attainment of performance goals as well as to continued employment with the Company.

      The plan also provides for the issuance of shares of the Company's Class A Common Stock to the Company's non-employee directors if such a director elects to receive, in the form of stock, payment of the fees (including annual fees and meeting fees, but not including reimbursement for expenses) to which the non-employee director would otherwise be entitled in consideration of the director's services to the Company. In addition, the plan provides for the issuance of restricted stock units for the purpose of fulfilling the Company's obligations under the Non-Employee Directors Deferred Compensation Plan, (see "BOARD OF DIRECTORS - Non-Employee Directors Deferred Compensation Plan" described above).

      The Board may amend the plan at any time, provided that any amendment that would require shareholder approval in order for the plan to continue to qualify under Section 162(m) of the Internal Revenue Code or to comply with securities laws or other applicable laws or regulations will not be effective prior to obtaining shareholder approval.

      As of March 14, 2006, 513,938 shares of the Company's Class A Common Stock remained available for issuance under the 2004 Equity Incentive Plan.

Stock Awards

      The following table sets forth the equity-based awards granted under the 2004 Equity Incentive Plan.

                                                                                          Number of Shares
                                                                                          of Common Stock
Name                                              Principal Position                     Underlying Awards
----                                              ------------------                     -----------------
T.W. Sullivan                      President and C.E.O.                                        100,500

T.B. Phillips                      Executive Vice President and C.O.O.                              --

C.R. Mackus                        Chief Financial Officer, Controller and Secretary            40,200

F.B. Bruno                         Vice President - Human Resources                             38,700

J.F. Bosbous                       Treasurer                                                    21,000

All Executive Officers as a group                                                              280,800

All non-employee Directors as a group                                                            2,162

All other employees                                                                            203,100

Total awards through March 14, 2006                                                            486,062

Grants and Issuances of Shares Under the Amendment

      As of March 14, 2006, no stock options had been granted and no shares had been issued under the 2004 Equity Incentive Plan on the basis of the share increase that will result from the amendment to the 2004 Equity Incentive Plan for which shareholder approval is sought at the Annual Meeting.

Federal Income Tax Consequences

      Option Grants

      Options granted under the 2004 Equity Incentive Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

            Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

            Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

            If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of
      (i) the fair market value of such shares on the option  exercise date over
      (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

            Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

            If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over
      (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the
      Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

            The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

            Stock Appreciation Rights

      No taxable income is recognized upon receipt of an SAR. The holder will recognize ordinary income, in the year in which the SAR is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income.

      The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of an SAR. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Deductibility of Executive Compensation

      Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to their chief executive officer or any of their four other most highly compensated executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be "performance-based." Compensation deemed paid by the Company in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory stock options granted under the 2004 Equity Incentive Plan qualifies as performance-based compensation for purposes of Section 162(m) if such plan is administered by a committee of "outside directors" as defined under
Section 162(m). The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

Accounting Treatment

      Option grants made to employees under the 2004 Equity Incentive Plan prior to fiscal 2006 did not result in any charge to the Company's earnings. However, the Company has disclosed in footnotes and pro-forma statements to the Company's financial statements the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as a compensation expense. Effective in the first quarter of fiscal 2006, the Company is required under Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment", to record as a charge to earnings the fair value of options granted.

      Should one or more optionees be granted stock appreciation rights under the 2004 Equity Incentive Plan that have no conditions upon exercisability other than a service or employment requirement, then such rights would result in a compensation expense to be charged against the Company's reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

Proposal

      At the Annual Meeting, shareholders will be asked to approve the amendment of the 2004 Equity Incentive Plan to increase the number of shares of Class A Common Stock reserved for issuance under the 2004 Equity Incentive Plan from 1,000,000 to 2,000,000 shares. Such approval will require the affirmative vote of a majority of the voting power of the shares of the Company's common stock present or represented by proxy at the Annual Meeting (at which a quorum is present) and entitled to be voted on the Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 2004 EQUITY INCENTIVE PLAN.

                             PERFORMANCE INFORMATION

      The following graph compares the Company's cumulative total shareholder return with the cumulative total return of the Standard & Poor's 500 Stock Index and the Dow Jones U.S. Commercial Vehicles and Truck Index ("DJUSHR"), which was formerly known as the Dow Jones Heavy Machinery Index. The graph assumes $100 was invested on July 23, 2004, the first trading day following the completion of the Company's initial public offering, and assumes the reinvestment of dividends.

                               [GRAPHIC OMITTED]

                                               2004                                        2005
                                ----------------------------------     -----------------------------------------------
                                July 23      Sept 30       Dec 31       Mar 31      June 30      Sept 30       Dec 31
                                --------     --------     --------     --------     --------     --------     --------
S&P 500 Stock Index               $100         $103         $111         $109         $110         $113         $115
DJUSHR                            $100         $109         $129         $120         $119         $133         $138
Bucyrus International, Inc.       $100         $187         $226         $218         $212         $275         $296

                              CERTAIN RELATIONSHIPS

Transactions With Management

      Employment Agreements; Change of Control

      The Company has employment agreements with certain of the named executive officers. These agreements govern the executive's compensation, benefits and treatment upon termination under various circumstances, including voluntary termination by either party, or termination by reason of retirement, death or disability, or in the event of a change of control, as those terms are defined in the agreements. Each employment agreement automatically renews for a one-year term upon the expiration of its initial term and any subsequent terms, unless two months' written notice is given by either party of intent to terminate at the end of that term. Each employment agreement may be terminated by either the Company or the executive at any time by giving notice as required under the agreement, provided, however, that if the executive is terminated by the Company without cause at any time, or if the executive terminates his employment with good reason in connection with a change in control, as those terms are defined in the agreement, then the executive will be entitled to certain severance benefits as described in the executive's individual agreement. Finally, each agreement imposes confidentiality restrictions on the executive and places restrictions on the executive's involvement in activities that may compete with the Company both during employment and following termination. Violation of such confidentiality and non-competition provisions, or other termination for cause, as defined in the agreements, may result in forfeiture of severance and other benefits that may otherwise accrue. Individual compensation, benefits and other salient features of each agreement are described below.

      On March 19, 2004, Mr. Sullivan was elected Chief Executive Officer. In July 2004, Mr. Sullivan's employment agreement was restated and now provides for a base salary of not less than $500,000, subject to increase at the discretion of the Board and for additional incentive based compensation. In the event that Mr. Sullivan's employment is terminated for any reason other than for cause, he will be entitled to receive severance pay in the amount of one year's base salary. In addition, Mr. Sullivan is entitled to participate in employee and benefit plans that the Company provides to similarly situated management employees.

      Messrs. Bruno and Mackus each serve under one-year employment agreements dated December 1, 1997 and May 21, 1997, respectively. The agreements automatically renew for successive one-year terms unless terminated by either party at least 60 days prior to the end of a one-year term. Upon termination without cause or through non-renewal of the contract, the Company will continue to pay salary and benefits for one year. In the event of a "qualifying termination" (as defined in the agreements) of employment within one year of a change of control with respect to the Company, the Company will make a severance payment equal to one-half of the executive's then current annual base salary, and all unvested stock options will immediately vest and become exercisable as of the date of the change of control.

      On March 5, 2002, the Company entered into a Termination Benefits Agreement with Messrs. Bosbous and Phillips, which was intended to provide benefits to Messrs. Bosbous and Phillips only in the event of a change of control or ownership of the Company or any of its subsidiaries prior to December 31, 2005. In the event of the occurrence of certain terminations or deemed terminations of employment following a change of control, Messrs. Bosbous and Phillips would have been entitled to payments in an amount equal to annual base salary plus annual incentives, and certain benefits maintained. By its terms, the Termination Benefits Agreement lapsed on December 31, 2005.

                             AUDIT COMMITTEE REPORT

      The Audit Committee is comprised entirely of independent directors (as defined for members of an audit committee under Rule 4200(a)(15) of NASDAQ's listing standards). Management of the Company is responsible for the Company's internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with standards of The Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee is responsible for monitoring these processes and is responsible for appointing the Company's independent registered public accounting firm and approving the terms of the independent registered public accounting firm's services. The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm, as described below.

      The services performed by the independent registered public accounting firm in 2005 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Board at its December 8, 2003 meeting. This policy describes the permitted audit, audit-related, tax and other services (collectively, the "Disclosure Categories") that the independent registered public accounting firm may perform. The policy requires that prior to the beginning of each fiscal year, a description of the services (the "Service List") anticipated to be performed by the independent registered public accounting firm in each of the Disclosure Categories in the ensuing fiscal year be presented to the Board for approval. Services provided by the independent registered public accounting firm during the ensuing fiscal year were pre-approved in accordance with the policies and procedures of the Board.

      Any request for audit, audit-related, tax and other services not contemplated by the Service List must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman will update the full Audit Committee at the next regularly scheduled meeting for any interim approvals granted. On an annual basis, the Audit Committee reviews the status of services and fees incurred year-to-date as compared to the original Service List.

      The Audit Committee met with the Company's management and its independent registered public accounting firm five times during 2005.

      The Audit Committee has discussed with the Company's independent registered public accounting firm the overall scope and plans for the independent audits. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. Discussions regarding the Company's audited financial statements included the independent registered public accounting firm's judgments about the quality, not just the acceptability of the accounting principles, the reasonableness of significant judgements, and the clarity of the disclosures in the financial statements. The Audit Committee also discussed with the independent registered public accounting firm other matters required by Statement on Auditing Standards No. 61, "Communication with Audit Committees", as amended by SAS No. 90, "Audit Committee Communications".

      The Company's independent registered public accounting firm provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", and the Audit Committee discussed the independent registered public accounting firm's independence with management and auditors.

      Based on the Audit Committee's discussion with management and the independent registered public accounting firm, the Audit Committee's review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

                                           AUDIT COMMITTEE

                                           Gene E. Little (Chairman)
                                           Ronald A. Crutcher
                                           Robert W. Korthals

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                                  (Proposal 4)

      Deloitte & Touche LLP served as the Company's independent registered public accounting firm for 2005. A representative of Deloitte & Touche LLP is expected to be present at the 2006 annual meeting and will be given the opportunity to make a statement and answer questions that may be asked by shareholders.

      The Audit Committee of the Board has selected Deloitte & Touche LLP as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2006. The Company is submitting the selection of the independent registered public accounting firm for shareholder ratification at the Annual Meeting.

      The Company's organizational documents do not require that the Company's shareholders ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm. The Company is doing so because it believes it is a matter of good corporate practice. If the Company's shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

      Fees billed to the Company by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the "Deloitte Entities") for the years ended December 31, 2005,and 2004 were as follows:

Audit Fees

      The aggregate fees billed for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2005 and 2004, for work in 2005 in connection with the attestations required by Section 404 of the Sarbanes-Oxley Act of 2002 related to the Company's internal control over financial reporting, for services performed in 2004 in connection with the Company's initial public offering and secondary stock offering, and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q including services related thereto such as statutory audits, regulatory filings and for other attest services were $818,000 and $1,141,000, respectively.

Audit-Related Fees

      The aggregate fees billed for audit-related services for the fiscal years ended December 31, 2005 and 2004 were $5,000 and $25,000, respectively. These fees relate primarily to audits of employee benefit plans.

Tax Fees

      The aggregate fees billed for tax services for the fiscal years ended December 31, 2005 and 2004 were $414,000 and $312,000, respectively. These fees are for tax consultation and planning provided by Deloitte & Touche LLP that are related to various federal, state and international issues.

All Other Fees

      There were no fees billed for services not included above for the fiscal years ended December 31, 2005 and 2004.

      The Board considered the non-audit services provided by the Deloitte Entities and determined that the provision of such services was compatible with maintaining the Deloitte Entities' independence. The Board also adopted a policy prohibiting the Company from hiring the Deloitte Entities personnel at the manager or partner level who have been directly involved in performing auditing procedures or providing accounting advice to the Company. None of the fees reported under the headings Audit- Related Fees, Tax Fees, and All Other Fees were approved by the Audit Committee pursuant to Rule 2- 01(c)(7)(i)(C) of Regulation S-X, which permits the Audit Committee to waive its pre-approval requirement under certain circumstances.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity security, to file with the SEC and with the NASDAQ Stock Market reports of ownership and changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on review of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 2005 fiscal year, all filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with other than with respect to the Form 3 of Mr. Robert C. Scharp, which was due on or before July 24, 2004 but, through omission, was inadvertently not filed until February 16, 2006. The Form 3 disclosed that Mr. Scharp held no Company stock on the date of his appointment as director. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

                              SHAREHOLDER PROPOSALS

      A shareholder who intends to present a proposal for action at any annual meeting and who desires that such proposal be included in the Company's proxy materials must submit the proposal to the Company in advance of the meeting.
Proposals for the annual meeting to be held in 2007 must be received by the Company at its principal office, directed to the attention of the Secretary, no later than December 1, 2006. Under SEC rules relating to the discretionary voting of proxies at shareholder meetings, if a proponent of a matter for shareholder consideration (other than a shareholder proposal) fails to notify the Company at least 45 days prior to the month and day of mailing the prior year's proxy statement, then management proxies are allowed to use their discretionary voting authority if a proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. Therefore, any such matters must be received by the Company by February 14, 2007 in the case of the 2007 annual meeting of shareholders. The Company is not aware of any such proposals for the 2006 annual meeting. The Company's Bylaws also establish advance notice procedures as to (1) business to be brought before an annual meeting of shareholders other than by or at the direction of the Board; (2) the nomination, other than by or at the direction of the Board, of candidates for election as directors; and (3) the request to call a special meeting of shareholders. Under the Company's Bylaws, written notice of shareholder proposals for the 2007 annual meeting which are not intended to be considered for inclusion in next year's annual meeting proxy materials (shareholder proposals submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934) must be received by the Company at its principal office, directed to the attention of the Secretary, not less than 90 nor more than 120 days before the first anniversary of this year's meeting, and must contain the information specified in the Company's Bylaws. Any shareholder who wishes to take such action should obtain a copy of the Bylaws and may do so by written request addressed to the Secretary of the Company at the principal executive offices of the Company.

                           COST OF PROXY SOLICITATION

      The Company will pay the cost of preparing, printing and mailing proxy materials as well as the cost of soliciting proxies on behalf of the Board. In addition to using the mail services, officers and other employees of the Company, without additional remuneration, may solicit proxies in person and by telephone, e-mail or facsimile transmission. The Company has retained LaSalle Bank N.A. and expects to pay such firm a fee of approximately $1,000 to solicit proxies from direct holders and from banks, brokers and other nominees having shares registered in their names, which are beneficially owned by others.

                                 OTHER MATTERS

      The Board is not aware of any other matters that may come before the Annual Meeting. If any other matters are properly presented to the Annual Meeting for action, it is the intention of the persons named as proxies in the enclosed form of proxy to vote such proxies in accordance with the best judgment of a majority of the proxies on such matters.

                                  ANNUAL REPORT

      The Company's Annual Report to Shareholders, including audited financial statements for the year ended December 31, 2005, although not a part of this Proxy Statement, is delivered herewith.

      The Company will furnish to any shareholder, without charge, a copy of its Annual Report on Form 10-K for the fiscal year 2005. Requests for Form 10-K must be in writing and addressed to Investor Relations, Bucyrus International, Inc., Post Office Box 500, 1100 Milwaukee Avenue, South Milwaukee, Wisconsin 53172.

                               By Order of the Board of Directors,
                               Bucyrus International, Inc.


                               /s/Craig R. Mackus

                               Craig R. Mackus
                               Chief Financial Officer, Controller and Secretary

South Milwaukee, Wisconsin
March 31, 2006

                           BUCYRUS INTERNATIONAL, INC.
           PLEASE MARK VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.

1. Election of Directors:                  For   Withhold   For All   3. AMENDMENT OF 2004 EQUITY INCENTIVE
   Nominees: R.L. Purdum                   All     All      Except       PLAN. To approve an amendment to the   For Against  Abstain
             T.W. Sullivan                 |_|     |_|        |_|        Bucyrus International, Inc. 2004       |_|   |_|      |_|
                                                                         Equity Incentive Plan.
   (INSTRUCTION: To withhold authority
   to vote for any individual nominee,                                4. RATIFICATION OF APPOINTMENT OF
   mark "For All Except" and write the                                   INDEPENDENT REGISTERED PUBLIC
   nominee's name for which you wish to                                  ACCOUNTANTS. To ratify the            For  Against  Abstain
   withhold authority In the space                                       appointment of Deloitte & Touche LLP  |_|     |_|     |_|
   below.)                                                               as independent registered public
                                                                         accountants of the Company for the
-----------------------------------------                                fiscal year ending December 31, 2006.
2. AMENDMENT OF RESTATED CERTIFICATE OF    For  Against  Abstain
   INCORPORATION. To approve an            |_|     |_|     |_|        5. In their discretion, the Proxies are
   amendment to the Restated Certificate                                 authorized to vote upon such other
   of Incorporation of Bucyrus                                           business as may properly come before
   International, Inc. to increase the                                   the meeting.
   number of authorized shares of common
   stock.

                                                                                             Dated:___________________________, 2006


                                                                      --------------------------------------------------------------
                                                                      Signature

                                                                      --------------------------------------------------------------
                                                                      Signature if held jointly

                                                                      Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as
                                                                      attorney, executor, administrator,  trustee or  guardian,
                                                                      please give full title as such. If a corporation. please sign in full corporate name by President or other authorized
                                                                      officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                             YOUR VOTE IS IMPORTANT!
           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

7144-Bucyrus International, Inc.

PROXY                                                                      PROXY

                           BUCYRUS INTERNATIONAL, INC.
                              1100 Milwaukee Avenue
                            South Milwaukee, WI 53172

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints John F. Bosbous and Frank P. Bruno and each of them, as Proxies, each with full power of substitution, and hereby authorizes them to vote, as designated below, all Class A Common Shares of Bucyrus International, Inc. held of record by the undersigned on March 14, 2006, that the undersigned is entitled to vote and would possess if personally present, at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Wednesday, May 3, 2006 at the Wisconsin Club, 900 West Wisconsin Avenue, Milwaukee, Wisconsin 53233 and any adjournment or postponement thereof. All Proxies present at the meeting, and if only one is present, then that one, may exercise the power granted hereunder.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL LISTED DIRECTORS AND FOR PROPOSALS.

      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

7144-Bucyrus International, Inc.

                           BUCYRUS INTERNATIONAL, INC.

                           2004 EQUITY INCENTIVE PLAN

                        (2006 AMENDMENT AND RESTATEMENT)

                                TABLE OF CONTENTS

                                                                            Page

                           BUCYRUS INTERNATIONAL, INC.

                           2004 EQUITY INCENTIVE PLAN

                        (2006 AMENDMENT AND RESTATEMENT)

1.      Purpose; Types of Awards; Effective Date...............................1

2.      Definitions............................................................1

3.      Administration.........................................................6

4.      Eligibility............................................................7

5.      Stock Subject to the Plan..............................................7

6.      Specific Terms of Awards...............................................8

7.      General Provisions....................................................13

                           BUCYRUS INTERNATIONAL, INC.

                           2004 EQUITY INCENTIVE PLAN

                        (2006 AMENDMENT AND RESTATEMENT)

      1. Purpose; Types of Awards; Effective Date.

      The purposes of the Bucyrus International, Inc. 2004 Equity Incentive Plan (2006 Amendment and Restatement) (the "Plan") are to provide an incentive to non-employee directors, selected officers and other employees, advisors and consultants of Bucyrus International, Inc. (the "Company"), or any Parent or Subsidiary of the Company that now exists or hereafter is organized or acquired, to continue as non-employee directors, officers or employees, advisors or consultants, as the case may be, to increase their efforts on behalf of the Company and its Subsidiaries and to promote the success of the Company's business. The Plan provides for the grant of Options (including "incentive stock options" and "nonqualified stock options"), stock appreciation rights, restricted stock, restricted stock units and other stock-based awards. The Plan is designed so that Awards granted hereunder intended to comply with the requirements for "performance-based compensation" under Section 162(m) of the Code may comply with such requirements, and the Plan and Awards shall be interpreted in a manner consistent with such requirements. The Plan was initially adopted effective June 30, 2004. The Plan, as amended and restated herein, is effective on March 6, 2006, subject to the approval of the Company's stockholders at the 2006 Annual Meeting.

      2. Definitions.

      For purposes of the Plan, the following terms shall be defined as set forth below:

            (a) "Award" means any Option, SAR, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award granted under the Plan.

            (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

            (c)   "Board" means the Board of Directors of the Company.

            (d) "Cause" with respect to any Participant, shall have the definition set forth in an individual employment, severance or other similar agreement between such Participant and the Company or one of its affiliates or, if there is no such definition in any such agreement, Cause shall mean (i) the continued failure by the Participant substantially to perform his or her duties and obligations to the Company or any of its affiliates, including without limitation repeated refusal to follow the reasonable directions of the Participant's employer, knowing violation of law in the course of performance of the duties of Participant's employment with the Company or any of its affiliates, repeated absences from work without a reasonable excuse, and intoxication with alcohol or illegal drugs while on the Company's premises or that of any of the Company's affiliates during regular business hours (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) fraud or material dishonesty against the Company or any of its subsidiaries; or (iii) a conviction or plea of guilty or nolo contendre for the commission of a felony or a crime involving material dishonesty. Determination of Cause shall be made by the Committee in its sole discretion.

            (e) "Change in Control" means a change in control of the Company, which will be deemed to have occurred if:

                  (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company,
                        (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock or (D) American Industrial Partners or any of its affiliates), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing one-third (33 1/3%) or more of the combined voting power of the Company's then outstanding voting securities;

                  (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

                  (iii) there is consummated a merger or consolidation of the
                        Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the entity surviving such merger or consolidation or, if the

                        Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

                  (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the ultimate parent thereof.

            Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of (x) a Public Offering or (y) the consummation of any transaction or series of integrated transactions immediately following which the holders of the Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

            (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

            (g) "Committee" means the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3 and Section 162(m) of the Code.

            (h) "Company" means Bucyrus International, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

            (i) "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code.

            (j) "Director Fees" means any amount paid to a Non-Employee Director, including annual retainer and committee meeting fees, but excluding any payment or reimbursement with respect to a Non-Employee Director's expenses arising from his or her service as a member of the Board.

            (k) "Disability" shall have the meaning set forth in the Company's long-term disability benefits policy.

            (l) "Effective Date" means March 6, 2006, the date that the Plan was approved by the Compensation Committee of the Board.

            (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

            (n) "Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the mean between the highest and lowest reported sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

            (o) "Grantee" means a person who, as a non-employee director, officer or other employee of the Company or a Parent or Subsidiary of the Company, has been granted an Award under the Plan.

            (p) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

            (q) "Non-Employee Director" means any director of the Company who is not also employed by the Company or any of its Subsidiaries.

            (r) "Non-Employee Director Stock Grant" means an Award of unrestricted shares of Stock to be granted to a Non-Employee Director under Section 6(f) in lieu of payment of such individual's Director Fees.

            (s)   "NQSO" means any Option that is not designated as an ISO.

            (t) "Option" means a right, granted to a Grantee under Section 6(b), to purchase shares of Stock. An Option may be either an ISO or an NQSO, provided that ISOs may be granted only to employees of the Company or a Parent or Subsidiary of the Company.

            (u) "Other Stock-Based Award" means a right or other interest granted to a Grantee under Section 6(g) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to (i) unrestricted Stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan, and (ii) a right granted to a Grantee to acquire Stock from the Company containing terms and conditions prescribed by the Committee.

            (v) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

            (w) "Performance Goals" means performance goals based on one or more of the following criteria, determined in accordance with generally accepted accounting principles where applicable: (i) earnings before or after interest, taxes, depreciation, amortization, or extraordinary or special items; (ii) net income, before or after extraordinary or special items; (iii) return on equity (gross or net), before or after extraordinary or special items; (iv) earnings per share, before or after extraordinary or special items; and (v) stock price. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers of a percentage) in the particular criterion, and may be applied to one or more of the Company or a Parent or Subsidiary of the Company, or a division or strategic business unit of the Company, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be evaluated in accordance with generally accepted accounting principles, where applicable, and shall be subject to certification by the Committee. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Parent or Subsidiary of the Company or the financial statements of the Company or any Parent or Subsidiary of the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

            (x) "Plan" means this Bucyrus International, Inc. 2004 Equity Incentive Plan (2006 Amendment and Restatement), as amended from time to time.

            (y)   "Plan Year" means a calendar year.

            (z) "Public Offering" means an offering of securities of the Company that is registered with the Securities and Exchange Commission.

            (aa) "Restricted Stock" means an Award of shares of Stock to a Grantee under Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

            (bb) "Restricted Stock Unit" or "RSU" means a right granted to a Grantee under Section 6(e) to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

            (cc) "Retirement" shall be within the meaning of such term under the Bucyrus International, Inc. Cash Balance Plan.

            (dd) "Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under
                  Section 16 of the Exchange Act, including any successor to such Rule.

            (ee) "Stock" means shares of the Class A common stock, par value $0.01 per share, of the Company.

            (ff) "Stock Appreciation Right" or "SAR" means the right, granted to a Grantee under Section 6(c), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

            (gg) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3. Administration.

            The Plan shall be administered by the Board or by such Committee that the Board may appoint for this purpose. If a Committee is appointed to administer the Plan, all references herein to the "Committee" shall be references to such Committee. If no Committee is appointed by the Board to administer the Plan, all references herein to the "Committee" shall be references to the Board. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award, including but not limited to the effect of a Change in Control upon any Award; to determine, at the time of grant or thereafter, whether and to what extent the vesting or payment of any Award may be accelerated; to determine Performance Goals no later than such time as required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, neither the Board, the Committee nor their respective delegates shall have the authority to reprice (or cancel and regrant) any Option or, if applicable, other Award at a lower exercise, base or purchase price without first obtaining the approval of the Company's stockholders.

            The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including but not limited to the Company, any Parent or Subsidiary of the Company or any Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

            No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

      4. Eligibility.

            Awards may be granted to selected Non-Employee Directors, officers and other employees, advisors or consultants of the Company or any Parent or Subsidiary of the Company, in the discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

      5. Stock Subject to the Plan.

            The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 2,000,000, subject to adjustment as provided herein. All of the shares of Stock reserved for grant hereunder may be awarded in the form of ISOs. No more than 160,000 shares of Stock may be made subject to Options or SARs to a single individual in a single Plan Year, subject to adjustment as provided herein, and no more than 160,000 shares of Stock may be made subject to stock-based awards other than Options or SARs (including Restricted Stock and Restricted Stock Units or Other Stock-Based Awards denominated in shares of Stock) to a single individual in a single Plan Year, in either case, subject to adjustment as provided herein. Determinations made in respect of the limitations set forth in the immediately preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award terminates or expires without a distribution of shares to the Grantee, or if shares of Stock are surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any Awards such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

            In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award; provided, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code; and (iv) the Performance Goals applicable to outstanding Awards.

      6. Specific Terms of Awards.

            (a) General. The Committee is authorized to grant the Awards described in this Section 6, under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Each Award granted under the Plan shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine at the date of grant or thereafter. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Parent or Subsidiary of the Company upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. The date on which the Committee adopts a resolution expressly granting an Award shall be considered the day on which such Award is granted, provided that such Award is communicated to the Grantee within a relatively short time period after the date such resolution is adopted.

            (b) Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

                  (i) Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

                  (ii) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but in no event shall the exercise price of any Option be less than the Fair Market Value of a share of Stock on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee for at least six months (if acquired from the Company), through a "broker cashless exercise" procedure approved by the Committee (to the extent permitted by law), or a combination of the above, in any case in an amount having a combined value equal to such exercise price. An Award Agreement may provide that a Grantee may pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company.

                  (iii) Exercisability of Options. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

                  (iv) Termination of Employment. An Option may not be exercised unless the Grantee is then a director of, in the employ of, or otherwise providing services to the Company or a Parent or Subsidiary of the Company, and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided, that the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option.

                  (v) Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

            (c) SARs. The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

                  (i) In General. Unless the Committee determines otherwise, an SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Payment of an SAR may made in cash, Stock, or property as specified in the Award or determined by the Committee

                  (ii) SARs. An SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of
                        (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine).

                  (iii) Term and Exercisability of SARs. The date on which the
                        Committee adopts a resolution expressly granting an Option shall be considered the day on which such SAR is granted. Subject to paragraph (i) above, SARs shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate. Subject to paragraph (i) above, an SAR may be exercised to the extent of any or all full shares of Stock as to which the SAR has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

                  (iv) Termination of Employment. An SAR may not be exercised unless the Grantee is then a director of, in the employ of, or otherwise providing services to the Company or a Parent or Subsidiary of the Company, and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the SAR; provided, that the Award Agreement may contain provisions extending the exercisability of the SAR, in the event of specified terminations, to a date not later than the expiration date of such SAR.

                  (v) Other Provisions. SARs may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such SARs, as the Committee may prescribe in its discretion or as may be required by applicable law.

            (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

                  (i) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. The Committee may place restrictions on Restricted Stock that shall lapse, in whole or in part, only upon the attainment of Performance Goals. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

                  (ii) Forfeiture. Upon termination of employment with or service to the Company, or upon termination of the director or independent contractor relationship, as the case may be, during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends that are then subject to restrictions shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

                  (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

                  (iv) Dividends. Dividends paid on Restricted Stock shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

            (e) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Grantees on the following terms and conditions:

                  (i) Award and Restrictions. Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for RSUs by the Committee. The Committee may place restrictions on RSUs that shall lapse, in whole or in part, only upon the attainment of Performance Goals.

                  (ii) Forfeiture. Upon termination of employment with or service to the Company, or upon termination of the director or independent contractor relationship, as the case may be, during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such RSUs relate, all RSUs and any accrued but unpaid dividend equivalents that are then subject to deferral or restriction shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to RSUs will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of RSUs.

                  (iii) Non-Employee Director Deferred Compensation Awards. The
                        Committee is authorized to grant RSUs pursuant to this
                        Section 6(e)(iii) for the purpose of fulfilling the Company's obligations under its Non-Employee Director Deferred Compensation Plan (the "Director Deferred Compensation Plan"); provided, that certain terms and conditions of the grant and payment of such RSUs set forth under the Director Deferred Compensation Plan (and only to the extent set forth in such plan) shall supercede the terms generally applicable to RSUs granted under the Plan. RSUs granted under this paragraph need not be evidenced by an Award Agreement unless the Committee determines that such an Award Agreement is desirable for the furtherance of the purposes of the Plan and the Director Deferred Compensation Plan.

            (f) Non-Employee Director Stock Grants. The Committee is authorized to grant shares of Stock to Non-Employee Directors, if such a director elects to receive his or her Director Fees in the form of shares of Stock. Such shares of Stock shall be awarded at such times as the Company shall otherwise pay to Non-Employee Directors their Director Fees (the "Fee Payment Date"). The number of shares of Stock to be issued in lieu of Director Fees pursuant to this Section 6(f) shall be determined by dividing (i) the amount otherwise to be paid to such Non-Employee Director on a Fee Payment Date by
                  (ii) the Fair Market Value of a share of Stock as of such Fee Payment Date; provided, that fractional shares resulting from such calculation shall be paid in cash. Such shares of Stock shall be immediately vested and non-forfeitable and a certificate in respect of such shares shall be issued promptly following such Fee Payment Date to such Non-Employee Director.

            (g) Other Stock-Based Awards. The Committee is authorized to grant Other Stock-Based Awards to Grantees in such form as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with value and payment contingent upon Performance Goals. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. The maximum value of the aggregate payment that any Grantee may receive pursuant to this Section 6(g) in respect of any Plan Year is $1 million. Payments earned hereunder may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No payment shall be made prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock-Based Awards to the extent not inconsistent with Section 162(m) of the Code.

      7. General Provisions.

            (a) Nontransferability. Unless otherwise provided in an Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

            (b) No Right to Continued Employment, etc. Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of or to continue as a director of the Company or any Parent or Subsidiary of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Parent or Subsidiary to terminate such Grantee's employment, or director or independent contractor relationship.

            (c) Taxes. The Company or any Parent or Subsidiary of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations. The Committee may provide in the Award Agreement that in the event that a Grantee is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement or exercise of an Award, the Grantee may satisfy such obligation (in whole or in part) by electing to have a portion of the shares of Stock to be received upon settlement or exercise of such Award equal to the minimum amount required to be withheld.

            (d)   Stockholder Approval; Amendment and Termination.

                  (i) The Plan shall take effect upon its adoption by the Board but the Plan (and any grants of Awards made prior to the stockholder approval mentioned herein) shall be subject to the requisite approval of the stockholders of the Company. In the event that the stockholders of the Company do not ratify the Plan at a meeting of the stockholders at which such issue is considered and voted upon, then upon such event the Plan and all rights hereunder shall immediately terminate and no Grantee (or any permitted transferee thereof) shall have any remaining rights under the Plan or any Award Agreement entered into in connection herewith.

                  (ii) The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Notwithstanding the foregoing, no amendment to or termination of the Plan shall affect adversely any of the rights of any Grantee, without such Grantee's consent, under any Award theretofore granted under the Plan.

            (e) Expiration of Plan. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on June 30, 2014, the tenth anniversary of the initial effective date of the Plan. No Awards shall be granted under the Plan after such expiration date. The expiration of the Plan shall not affect adversely any of the rights of any Grantee, without such Grantee's consent, under any Award theretofore granted.

            (f) Deferrals. The Committee shall have the authority to establish such procedures and programs that it deems appropriate to provide Grantees with the ability to defer receipt of cash, Stock or other property payable with respect to Awards granted under the Plan, subject to the provisions of Code Section 409A.

            (g) No Rights to Awards; No Stockholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

            (h) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

            (i) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

            (j)   Regulations and Other Approvals.

                  (i) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws and the applicable laws, rules and regulations of non-U.S. jurisdictions, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                  (ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law or any applicable law, rule or regulation of a non-U.S. jurisdiction, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.


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

                  (iii) In the event that the disposition of Stock acquired
                        pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

                  (iv) The Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to enter into a stockholder agreement or "lock-up" agreement in such form as the Committee shall determine is necessary or desirable to further the Company's interests.

            (k) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.


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